Exhibit 99.2

NEWS RELEASE

Phillips 66 Enhances NGL Platform with Wellhead to Market

Integration Through Increased Economic Interest in DCP Midstream

•	Aligns strategic interests through restructuring of joint ventures

•	Increases economic interest in DCP Midstream, LP

•	Enhances existing NGL platform through value chain integration

•	Transaction entered into and closed August 17, 2022

HOUSTON, August 17, 2022 – Phillips 66 (NYSE: PSX) announced today a realignment of its economic and governance interests in DCP Midstream, LP (DCP Midstream) (NYSE: DCP) and Gray Oak Pipeline, LLC (Gray Oak Pipeline) through the merger of existing joint ventures owned with Enbridge Inc. (Enbridge).

Phillips 66 increased its economic interest in DCP Midstream from 28.26% to 43.31% and will oversee and manage the joint venture’s interest in DCP Midstream, including the General Partner. Phillips 66’s economic interest in Gray Oak Pipeline decreased from 42.25% to 6.50%. Enbridge will oversee and manage the joint venture’s interest in Gray Oak Pipeline. As part of the transaction, Phillips 66 contributed approximately $400 million of cash. The transaction is expected to be accretive to earnings.

“We are growing our integrated NGL business to further strengthen our competitive position, while driving operational and commercial synergies,” said Mark Lashier, President and CEO of Phillips 66. “DCP is a valued business in our portfolio and enhances our existing value chain from wellhead to market, creating a platform for future NGL growth. Our focus remains on operating excellence and disciplined capital allocation to create sustainable value for our shareholders.”

DCP Midstream is a master limited partnership with a diversified portfolio of assets, engaged in the business of gathering, processing, transporting, storing and marketing natural gas, as well as transporting, fractionating and marketing natural gas liquids. Phillips 66 and Enbridge hold their DCP Midstream general and limited partner interests through DCP Midstream, LLC.

Gray Oak Holdings, LLC, a joint venture between Phillips 66 and Enbridge, has been merged with and into DCP Midstream, LLC. The joint venture continues to own 65% of the Gray Oak Pipeline crude oil system with capacity of 900,000 barrels per day of crude oil from the Permian and Eagle Ford basins in West Texas to the U.S. Gulf Coast.

The transaction was entered into and closed on August 17, 2022. BofA Securities, Inc. acted as exclusive financial advisor to Phillips 66. Bracewell LLP acted as legal counsel, and Gibson Dunn & Crutcher LLP acted as special tax counsel to Phillips 66. For further information on this transaction, refer to the Strategic Joint Venture Update available on the Phillips 66 Investors site, phillips66.com/investors.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Words and phrases such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements contained in this release include, but are not limited to, statements regarding the expected benefits of the potential transaction to Phillips 66 and its shareholders and DCP Midstream and its unitholders, and the anticipated consummation of the proposed transaction and the timing thereof. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: uncertainties as to the timing to consummate the potential transaction; the effects of disruption to Phillips 66’s or DCP Midstream’s respective businesses; the effect of this communication on the price of Phillips 66’s shares or DCP Midstream’s common units; transaction costs; Phillips 66’s ability to achieve benefits from the proposed transaction; and the diversion of management’s time on transaction-related issues. Other factors that could cause actual results to differ from those in forward-looking statements include: the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum products; the inability to timely obtain or maintain permits necessary for capital projects; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; fluctuations in NGL, crude oil, and natural gas prices, and petrochemical and refining margins; unexpected changes in costs for constructing, modifying or operating our facilities; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our Midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our NGL, crude oil, natural gas, and refined products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; failure to complete construction of capital projects on time and within budget; the inability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; potential disruption of our operations due to accidents, weather events, including as a result of climate change, terrorism or cyberattacks; general domestic and international economic and political developments including armed hostilities, expropriation of assets, and other political, economic or diplomatic developments, including those caused by public health issues and international monetary conditions and exchange controls; changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum products, or renewable fuels pricing, regulation or taxation, including exports; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About Phillips 66

Phillips 66 (NYSE: PSX) manufactures, transports and markets products that drive the global economy. The diversified energy company’s portfolio includes Midstream, Chemicals, Refining, and Marketing and Specialties businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn or Twitter.

CONTACTS

Jeff Dietert (investors)

832-765-2297

jeff.dietert@p66.com

Shannon Holy (investors)

832-765-2297

shannon.m.holy@p66.com

Thaddeus Herrick (media)

855-841-2368

thaddeus.f.herrick@p66.com